Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated June 13, 2024, with respect to the statement of assets acquired and liabilities assumed by Flagstar Bank, N.A., a wholly owned subsidiary of New York Community Bancorp, Inc., incorporated herein by reference.

/s/ KPMG LLP
New York, New York June 21, 2024